EXHIBIT 4.2

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED (i) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR (ii) UNLESS THE COMPANY IS PRESENTED WITH EVIDENCE SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS IS AVAILABLE.

Warrant No. [ ]	FORM OF STOCK PURCHASE WARRANT	No. of Shares: [ ]

To Subscribe for and Purchase Common Stock of

ZIVO BIOSCIENCE, INC.

THIS CERTIFIES that, for value received, [  ] (together with any subsequent permitted transferees of all or any portion of this Warrant, the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from ZIVO BIOSCIENCE, INC., a Nevada corporation (hereinafter called the “Company”), at the price hereinafter set forth in Section 2, up to [  ] fully paid and non-assessable shares (the “Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”).

1. Definitions. As used herein the following term shall have the following meaning:

“Act” means the Securities Act of 1933, as amended, or a successor statute thereto and the rules and regulations of the Securities and Exchange Commission issued under that Act, as they each may, from time to time, be in effect.

2. Purchase Rights. The purchase rights represented by this Warrant shall be exercisable by the Holder in whole or in part commencing on the date hereof. The purchase rights represented by this Warrant shall expire on [  ]. This Warrant may be exercised for Shares at a price of [  ] per share, subject to adjustment as provided in Section 6 (the “Warrant Purchase Price”).

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3. Exercise of Warrant. Subject to Section 2 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit A) and a form of subscription letter acceptable to the Company, at the principal office of the company and, except in the case of a “cashless exercise”, by the payment to the Company, by check, of an amount equal to the then applicable Warrant Purchase Price per share multiplied by the number of Shares then being purchased. [At the election of the Holder, this warrant may be exercised for the nearest whole number, rounding down (with fractional shares redeemed for cash pursuant to Section 5), of shares Common Stock determined in accordance with the following formula (a “cashless” exercise):

X = Y (A-B)

   A

Where:

X =	the number of Warrant Shares to be issued to the Holder

Y =	the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one Warrant Share (using the average of the last reported sale prices of the Common Stock for the five (5) trading days immediately preceding the date of the exercise)

B =	Exercise Price (as adjusted to the date of such calculation)

Upon exercise, the Holder shall be entitled to receive, within a reasonable time, a certificate or certificates, issued in the Holders’ name or in such name or names as the Holder may direct and to whom the Holder may transfer the Shares, for the number of Shares so purchased. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.]

4. Shares to be Issued: Reservation of Shares. The Company covenants that the Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance in accordance herewith, be fully paid and non-assessable, and free from all liens and security interests imposed by the Company with respect to the issue thereof. During the period within which the purchase rights represented by the Warrant may be exercised, the Company will, at all times, have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

5. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Company’s Board of Directors, which may be the closing price of such shares of Common Stock on the effective date of exercise of this Warrant.

6. Adjustments of Warrant Purchase Price and Number of Shares. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Warrant so that they shall become the aggregate number and kind of securities or other assets that would have been received by an owner of the aggregate number and kind of shares, other securities or other assets subject to this Warrant immediately before such change (or immediately before the record date for such change, if applicable) and this Warrant shall remain exercisable for the same aggregate exercise price.

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7.  No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise of this Warrant and the payment for the Shares so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Company concurrently with the distribution thereof to the shareholders. Upon valid exercise of this Warrant and payment for the Shares so purchased in accordance with the terms of the Warrant, the Holder or the Holder’s designee, as the case may be, shall be deemed a shareholder of the Company.

8. Sale or Transfer of the Warrant and the Shares; Legend. The Warrant and the Shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable Federal and State Securities laws, or (ii) such sale or transfer is exempt from the registration requirements of such laws. Each certificate representing any Warrant shall bear the legend set out on page 1 hereof. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

THE SHARES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFEFCTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND THE COMPANY IS PRESENTED WITH EVIDENCE SATISFACTORY TO IT THAT SUCH AN EXEMPTION IS AVAILABLE.

The Warrant and Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law. This Warrant may not be transferred without the Company’s prior written consent.

9. Modifications and Waivers. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

10. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Company, or in the case of the Company, at the address indicated therefore on the signature page of this Warrant, or, if different, at the principal office of the Company.

11. Loss, Theft, Destruction or Mutilation of Warrant or Stock Certificate Evidencing Underlying Shares. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate evidencing the underlying Shares and, in the case of any such loss, theft or destruction, of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant or such stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant or stock certificate.

12. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

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13. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, without regard to the conflicts of law provisions thereof.

IN WITNESS WHEREOF, ZIVO BIOSCIENCE, INC. has caused this Warrant to be executed by its officer thereunto duly authorized.

ORIGINAL ISSUANCE AS OF: [   ]

ZIVO BIOSCIENCE, INC.

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